                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                  STATE OR OTHER JURISDICTION NAMES UNDER WHICH
                                      OF INCORPORATION OR      SUCH SUBSIDIARY
       NAME OF SUBSIDIARY                ORGANIZATION           DOES BUSINESS
       ------------------         --------------------------- -----------------
WR Acquisition, Inc.(2).........           Delaware                  (1)
American Pad & Paper Company of            Delaware                  (1)
 Delaware, Inc.(3)..............
Stationery House Inc. VIP                  Delaware                  (1)
 Division(4)....................
Williamhouse of California,                Colorado                  (1)
 Inc.(4)........................
The Precious Collection,                     Texas                   (1)
 Inc.(4)........................
Regency Sonnell Greetings,                California                 (1)
 Inc.(4)........................
Regency Thermographers,                    Delaware                  (1)
 Inc.(4)........................
Regency Thermographers of                 California                 (1)
 California, Inc.(4)............
Regency Thermographers of                  Illinois                  (1)
 Illinois, Inc.(4)..............
Regency Thermographers of                 Washington                 (1)
 Washington, Inc.(4)............
Notepad Funding Corporation(4)..           Delaware                  (1)
American Office Products,                  Michigan                  (1)
 Inc.(4)........................
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(1) In addition to their actual names, the subsidiaries do business under the following names: Ampad; Regency; Williamhouse; and Williamhouse-Regency.
(2) A wholly owned subsidiary of the Company.
(3) A wholly owned subsidiary of WR Acquisition, Inc.
(4) A wholly owned subsidiary of American Pad & Paper Company of Delaware, Inc.